Exhibit 99.1

Innovus Pharma Reports Quarterly Revenue for the First Quarter 2019 of $5.4 million, a 18.0% Increase From Comparable Quarter in the Prior Year

Cash, inclusive of merchant processor holdback, of $2.9 million as of May 13, 2019

SAN DIEGO, May 15, 2019 – Innovus Pharmaceuticals, Inc. (“Innovus Pharma” or the “Company”) (OTCQB: INNV), an emerging commercial-stage pharmaceutical company that delivers safe, innovative and effective over-the-counter medicine and consumer care products to improve men’s and women's health and respiratory diseases, announced today its reported results for the three months ended March 31, 2019.

Financial highlights for the three months ended March 31, 2019 compared to March 31, 2018 included:

■	Revenues of approximately $5.4 million, an increase of $0.8 million or 18.0% compared to prior year and $0.6 million or 12.8% compared to the prior quarter;
■	Sales & marketing expense as a percentage of total revenue declined to 48.4% compared with 72.7% in prior year;
■	Annual product subscription and outbound concierge net revenue of $1.1 million compared to $0.6 million in the prior year or a 98.2% increase;
■	Completed $3.17 million private placement;
■	Cash used in operations of $0.6 million compared with $0.7 million in the prior year;
■	Company's cash and merchant processor holdback position as of May 13, 2019 was $2.9 million; and
■	Annual 2019 net revenue projected to achieve record levels of $26-28 million.

2019 First Quarter and Recent Corporate Progress

■	Acquired assets of PrimeSavingsClub.com adding another revenue channel with recent historical annual revenues of $2.5 million;
■	Diversified revenue channels resulting in approximately 30% of revenue derived from e-commerce platforms;
■	Announced the FDA Approval of new ANDA for supply of Fluticare which provides the Company with two suppliers of the product and the opportunity to use the dossier for international filings;
■	Obtained approval of four products: Diabasens®, BH® Testosterone Booster, Xyralid® and RecalMax™ in Canada;
■	Completed reverse stock split with an intention to potentially up list to Nasdaq;
■	International partner, Lavasta Pharma receives approval from Algeria to market and sell Zestra® and Zestra Glide® and received a purchase order for $186,000;
■	Announced a second partnered US ANDA for Minoxidil 5% Foam for men and women to be sold under the name Regoxidine™; and
■	Launched first hemp-derived Cannabidiol product with MZS Sleeping Aid™.

“We are encouraged by our start to the 2019 year with revenues increasing 18% and 12.8% in the comparable quarter in the prior year and the previous quarter, respectively.  The Company has been able to strategically diversify its revenue channels during the quarter without significant disruption to overall revenue and achieving revenues from e-commerce platforms by approximately 30%.  Additionally, with twelve products now approved by Health Canada, we are poised to focus more marketing efforts in Canada where we have historically experienced superior returns which we believe will help us achieve our goal of profitability,” stated Bassam Damaj, President and Chief Executive Officer of Innovus Pharma.

The Company will host a conference call at 4:15 p.m. ET/1:15 p.m. PT today to discuss the financial results and recent business developments. To participate in the call, please dial 1-877-883-0383 for domestic callers or 1-412-902-6506 for international callers or 1-877-885-0477 for Canadian callers. Participant Elite Entry Number: 0678670. A replay of the call will be available for 30 days.  To access the replay, dial 1-877-344-7529 domestically or 1-412-317-0088 internationally or 1-855-669-9658 for Canada and reference Replay Access Code: 10131471. The replay will be available shortly after the end of the conference call.

Consolidated Statements of Operations (amounts in thousands except weighted average share and per share amounts)

	Three months ended
	March 31,
	2019	2018
	(unaudited)
Net revenue:
Product sales, net	$5,189	$4,542
Service revenue	100	-
Cooperative marketing revenue	71	-
License revenue	3	3
Total net revenue	5,363	4,545

Cost of product sales	1,778	864
Gross profit	3,585	3,681

Operating expense:
Research and development	56	11
Sales and marketing	2,595	3,302
General and administrative	2,435	1,696
Total operating expense	5,086	5,009

Loss from operations	(1,501)	(1,328)

Other income and (expense):
Interest expense	(490)	(242)
Loss on extinguishment of debt	-	(256)
Fair value adjustment for contingent consideration	2	(3)
Total other expense, net	(488)	(501)

Loss before provision for income taxes	(1,989)	(1,829)

Provision for income taxes	-	-

Net loss	$(1,989)	$(1,829)

Net loss per share of common stock – basic and diluted:	$(0.81)	$(1.03)

Weighted average number of shares of common stock outstanding – basic and diluted	2,445,471	1,780,321

Condensed Consolidated Balance Sheet Data (in thousands)

	March 31, 2019	December 31, 2018
	[1]	[1]
Assets
Cash	$1,947	$1,248
Accounts receivable, net	130	282
Prepaid expenses and other current assets	1,574	1,116
Inventories	2,130	2,370
Intangible assets and other non-current assets	5,588	5,111
Total assets	$11,369	$10,127
Liabilities & Stockholders' Equity
Accounts payable & accrued liabilities	$2,799	$2,622
Total accrued compensation	2,610	2,480
Deferred revenue and customer deposits	282	108
Accrued interest payable	35	32
Short-term loans payable	422	266
Notes payable and non-convertible debenture, net of discount	2,230	3,073
Operating lease liability	676	-
Total contingent consideration	1,254	1,256
Deferred rent	-	181
Total stockholders' equity	1,061	109
Total liabilities & stockholders' equity	$11,369	$10,127

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited consolidated financial statements as of that date.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging OTC consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases. Innovus Pharma delivers innovative and uniquely presented and packaged health solutions through its (a) OTC medicines and consumer and health products, which we market directly, (b) commercial partners to primary care physicians, urologists, gynecologists and therapists, and (c) directly to consumers through our on-line channels, retailers and wholesalers. The Company is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products. The Company is actively pursuing opportunities where existing prescription drugs have recently, or are expected to, change from prescription (or Rx) to OTC.

For more information, go to www.innovuspharma.com; www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.urivarx.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.recalmax.com; www.prostagorx.com; www.xyralid.com; www.fluticare.com; www.allervarx.com; and www.apeaz.com; www.mzssleepingaid.com; www.novalere.com; and www.diabasens.com.

Innovus Pharma’s Forward-Looking Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its financial results, projected revenues, projected online subscribers and other customers, estimated markets for its products, and statements about achieving its other corporate and business development, growth, commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent filing on Form S-1, annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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For more information, please contact:

Randy Berholtz

Innovus Pharma Investor Relations

Tel: +1 858 249 7865

ir@innovuspharma.com